      LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints Michael J. Sharp, Laura Ulbrandt DiPierro, and Joanna
Jia, or any of them acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) obtain and maintain credentials, including any Form ID or amended Form ID, to enable the undersigned, directly or indirectly including through a delegated entity, account administrator or other designated filing agent, to submit and file information and documents via the SEC's Electronic Data Gathering and
Retrieval ("EDGAR") system or successor EDGAR Next, including identification codes, verification codes, passwords and password management codes, and any related annual certifications or confirmations, and to act as the undersigned's agent for such purposes;

(2) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto), with respect to the securities of
Jefferies Financial Group Inc., a New York corporation (the "Company"), with the
United States Securities and Exchange Commission, any national securities exchanges and the
Company, as considered necessary or advisable under Section 16(a) of the
Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(3) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(4) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

 The undersigned acknowledges that:

(1) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2) any documents prepared and/or executed by either such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3) neither the Company nor either of such attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the
Exchange Act.

The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  This Power of Attorney supersedes all other powers of attorney previously executed by the undersigned in respect of the subject matter described herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2 day of April 2026.

/s/ Yoshihiro Hyakutome
Yoshihiro Hyakutome